UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2005

Date of report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices and zip code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 1998, NovaStar Financial, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Articles”) with the State Department of Assessments and Taxation of Maryland to (i) amend and restate Section 11.2.10 of the Articles to conform the language therein to the requirements of the New York Stock Exchange regarding share transfer settlements, and (ii) amend and restate the definition of “Beneficial Ownership” in Section 11.1 of the Articles to incorporate into such definition the concept of “beneficial ownership” contained in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

These changes to the Company’s Articles were approved by the Company’s board of directors and subsequently approved by the Company’s stockholders at the Annual Meeting of stockholders on May 13, 1998.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Amendment to Articles of Amendment and Restatement of NovaStar Financial, Inc., filed with the State Department of Assessments and Taxation of Maryland on June 30, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVASTAR FINANCIAL, INC.

Date: May 26, 2005	By:	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Amendment and Restatement of NovaStar Financial, Inc., filed with the State Department of Assessments and Taxation of Maryland on June 30, 1998.